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                                                                  Exhibit 99.2

                               PATRIOT BANK CORP.
                             2002 STOCK OPTION PLAN

                ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF OPTIONS

     1.1 Purpose. The Patriot Bank Corp. 2002 Stock Option Plan is intended to provide selected Employees of Patriot Bank Corp. and its Subsidiaries and Directors with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate selected Employees and Directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Options will be granted under the Plan based, among other things, on the Participant's level of responsibility and performance within the Corporation and its affiliated companies.

     1.2 Authorized Plan Options. Incentive Stock Options and Nonqualified Stock Options may be awarded within the limitations of the Plan herein described.

                     ARTICLE 2.  DEFINITIONS

     2.1 "Agreement". A written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

     2.2  "Board".  The Board of Directors of the Corporation.

     2.3 "Change in Control". Except as otherwise provided in an Agreement, the first to occur of any of the following events:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

          (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing



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19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Patriot Bank, a Pennsylvania banking corporation, to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

               (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

              (iii) based on the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;


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          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

     2.4 "Code". The Internal Revenue Code of 1986, as amended.

     2.5 "Committee". The committee which the Board appoints to administer the Plan.

     2.6 "Common Stock". The common stock of the Corporation (no par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.7 "Corporation". Patriot Bank Corp., a Pennsylvania corporation.




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     2.8 "Director". An individual who serves as a director of the Corporation.
References herein to a "Director" are intended to mean a nonemployee director of the Corporation.

     2.9 "Employee". Any common law employee of the Corporation or a Subsidiary.

     2.10 "Exchange Act". The Securities Exchange Act of 1934, as amended.

     2.11 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

     2.12 "Nonqualified Stock Option". A Stock Option other than an Incentive Stock Option.

     2.13 "Optionee". A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

     2.14 "Participant". An Employee or Director to whom an Option has been granted and remains outstanding.

     2.15 "Plan". The Patriot Bank Corp. 2002 Stock Option Plan.

     2.16 "Retirement". The termination of a Participant's employment following attainment of age 65.

     2.17 "Securities Act". The Securities Act of 1933, as amended.

     2.18 "Stock Option" or "Option". A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.19 "Subsidiary". A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

                            ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a committee of the Board composed of two or more members of the Board, all of whom are (a) "nonemployee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to
Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from


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time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2 Powers of the Committee.

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select the Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

               (ii) determine the number of shares subject to each Option;

               (iii) determine the date or dates when the Options will be granted;

               (iv) determine the exercise price of shares subject to Options in accordance with Article 6;

               (v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

               (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option; and

               (vii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Options granted under the Plan.



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No Option shall be deemed granted until such time as it shall have been approved by the Board, as provided above.

     3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

     3.4 Director Options. Notwithstanding anything herein to the contrary, all power and authority with regard to the grant of Options to Directors, and the administration of the Plan with respect thereto, shall be vested solely in the Board.

                   ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

     4.1 Common Stock Authorized. The aggregate number of shares of Common Stock for which Options may be awarded under the Plan shall not exceed 300,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

     4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires, terminates or is forfeited, the shares of Common Stock allocable to such expiration, termination or forfeiture may thereafter again be made subject to an Option under the Plan.

                         ARTICLE 5. EMPLOYEE ELIGIBILITY

     5.1 Participation. Options shall be granted by the Committee only to persons who are Employees and shall be ratified by a majority of the disinterested members of the Board.

     5.2 Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and


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sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

                       ARTICLE 6. STOCK OPTIONS IN GENERAL

     6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 5.2. The exercise price shall be subject to adjustment as provided in Article 10.

     6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     6.3  Determination of Fair Market Value.

          (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the fair market value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.


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          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market System, and no closing "bid" and "asked" prices are available on a relevant day, then the fair market value per share of Common Stock will be the price established by the Committee in good faith.

In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

     6.4 Limitation on Option Awards. Grants of Options under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock options) to an Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Options with respect to 75,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     6.5 Transferability of Options.

          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's


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spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

                ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

     7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more performance goals) or (ii) unless otherwise provided in an Agreement, a Change in Control occurs.

     7.2 Exercise.

          (a) Subject to the provisions of Article 8, an Option may exercised only during the continuance of an Optionee's employment.

          (b) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, if permitted by an Agreement, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as equals the amount of such exercise price. Notwithstanding the



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foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock
Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

          (c) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (d) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

     7.3 Deferred Delivery of Nonqualified Stock Option Shares. The Committee may approve an arrangement whereby an Optionee may elect to defer receipt of Common Stock otherwise issuable to him or her upon exercise of a Nonqualified Stock Option. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, which terms and conditions may (but need not) include provision for the award of additional shares to take into account dividends paid subsequent to exercise of the Option.

                                   ARTICLE 8.
             EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

     8.1 Retirement. In the event of an Optionee's termination of employment due to Retirement, his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

          (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant Agreement).


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     8.2 Death or Total and Permanent Disability. In the event of termination of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or (b) one year after termination due to such a cause.

     8.3 Termination For Cause. In the event of an Optionee's termination of employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

          (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

          (b) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days; or

          (c) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

     8.4  Special Termination Provisions.

          (a) In the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year (or other) continuous service requirement for vesting specified in an Agreement pursuant to Section
7.1 and permit the exercise of an Option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

          (b) In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.


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          (c) In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

          (d) No exercise of discretion under this section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

     8.5 Other Termination By the Corporation or Optionee. Except as otherwise provided elsewhere in this article, (a) in the event of an Optionee's termination of employment at the election of the Corporation, his or her Option shall lapse at the earlier of (i) the expiration of the term of the Option, or
(ii) three months after such termination; and (b) in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.

               ARTICLE 9. PROVISIONS RELATING TO DIRECTOR OPTIONS

     9.1 In General. Subject to Section 9.2, Options granted to nonemployee Directors shall be subject to the same terms and conditions as are applicable to Options granted to Employees, except for any term or condition that is clearly not applicable under the circumstances.

     9.2 Special Provisions. The following provisions shall, with respect to nonemployee Director Options, supersede any contrary provision in this Plan document.

          (a) References herein to an individual's employment or termination of employment shall be deemed references to a nonemployee Director's service or termination of service as a member of the Board.

          (b) Incentive Stock Options may not be granted to nonemployee
Directors.


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          (c) Grants of Options to any nonemployee Director under this Plan (and any other plan of the Corporation or a Subsidiary) shall not exceed, in the aggregate, Options to acquire 20,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

          (d) The provisions of Section 8.5(a) shall apply in the case of a termination described in Section 8.5(b).

                        ARTICLE 10. ADJUSTMENT PROVISIONS

     10.1 Share Adjustments.

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the remaining shares of Common Stock authorized hereunder to be made the subject of Options,
(ii) the shares of Common Stock then subject to outstanding Options and the exercise price thereof, (iii) the maximum number of Options that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Options hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.


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     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Options, substitute its own options and/or otherwise provide for the payment of value therefor. In the case of an event described in the preceding sentence, vested and nonvested Options may be treated differently.

     10.3 Fractional Shares. Fractional shares resulting from any adjustment in Options pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

     10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

                         ARTICLE 11. GENERAL PROVISIONS

     11.1 Effective Date. The Plan shall become effective upon its adoption by the Board (January 31, 2002), provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Option shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

     11.3  Limitation on Termination, Amendment or Modification.

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

               (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

               (ii) changes the class of eligible Participants; or


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               (iii) otherwise requires the approval of shareholders under applicable state or federal law, or by exchange-related rules, to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

     11.4 No Right to Grant of Option or Continued Employment. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Option to an individual who qualifies as an Employee or a Director, or (b) confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment at any time and for any reason.

     11.5 Withholding Taxes.

          (a) Subject to the provisions of Subsection (b), the Corporation will require, as a condition to the exercise of an Option where sufficient funds are not otherwise available, that a Participant (or other relevant person) pay or reimburse to it any withholding taxes at such time as withholding is required by law.

          (b) With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

     11.6 Listing and Registration of Shares.

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Option on any


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securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Option, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

     11.7 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

     11.8 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

     11.9 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     11.10 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.



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